Exhibit 16


August  18,  2000

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Northern States Power Company (Wisconsin) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 18, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Yours  very  truly,

     /s/

PRICEWATERHOUSECOOPERS  LLP